UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2019

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.  Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2019, Aptevo Therapeutics Inc. (the “Company”) received a letter from the listing qualifications department staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq listing rule 5450(a)(1).

In accordance with listing Nasdaq listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until October 15, 2019, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days before October 15, 2019.

If the Company’s common stock does not achieve compliance by October 15, 2019, the Company may be eligible for an additional 180-day period to regain compliance if the Company submits, prior to October 15, 2019, a transfer application to transfer its listing of shares to the Nasdaq Capital Market.  The Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the bid price requirement, and must provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In the event the Company receives notice that its common stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

The Company intends to actively monitor the closing bid price of its common stock between now and October 15, 2019 and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: April 23, 2019	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer